Exhibit 10-l(i)

HUMAN RESOURCES COMMITTEE

APPROVED, November 18, 2004

        RESOLVED, that further contributions to the Stock Savings Plan (“SSP”) of SBC Communications Inc. (the “Corporation”) may not be made after December 31, 2004, except for the crediting of dividend equivalents and stock options on previously deferred amounts; and

        RESOLVED FURTHER, that the Senior Executive Vice President-Human Resources and Communications is hereby granted the authority to approve changes to the SSP as necessary or appropriate to effect the changes approved by this resolution as well as changes that may be necessary to conform the SSP to applicable tax law and regulations, and that the appropriate officers of the Corporation are authorized and directed to do or cause to be done any and all acts and things, including, but not limited to, obtaining such governmental approvals, making such filings, and executing such agreements and other documents that they may deem necessary or appropriate to carry out the purpose of the foregoing resolution.